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                                                                      EXHIBIT 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 33-57612 and 33-32852) pertaining to the Dyersburg Corporation 1992 Incentive Stock Option Plan and in the Registration Statement (Form S-8 No. 33-74350) of our report dated November 4, 2000, with respect to the consolidated financial statements and schedule of Dyersburg Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 2000.


                                    /s/ Ernst & Young LLP

Charlotte, North Carolina
December 15, 2000